Media Contact: Melanie Clabaugh melanie.clabaugh@northwest.com 814-728-7328 Northwest Bank Announces Agreement to Sell Its Insurance Business to USI Insurance Services WARREN, Pa. and VALHALLA, N.Y., Apr. 1, 2021 – Northwest Bank, a subsidiary of Northwest Bancshares, Inc. (NASDAQ: NWBI), today announced that it has entered into a definitive agreement to sell its insurance business offered through Northwest Insurance Services to USI Insurance Services (“USI”). Northwest Insurance Services is a wholly-owned subsidiary of Northwest Bank, offering property and casualty, life, disability and long-term care insurance, as well as group health, life and disability employee benefits. USI is one of the largest insurance brokerage and consulting firms in the world, delivering property and casualty, employee benefits, personal risk, program and retirement solutions to large risk management clients, middle market companies, smaller firms and individuals. USI connects over 8,000 industry-leading professionals from approximately 200 offices to serve clients’ local, national and international needs. Commenting on the announcement, Northwest Bank’s President and CEO, Ron Seiffert stated: “We are very pleased to have reached a definitive agreement with USI. USI is a well-managed, national provider who combines industry-leading capabilities delivered through longstanding, passionate and committed local service teams. We share very similar experience philosophies and see this as an exciting partnership for our insurance associates and clients.”

USI’s Chairman and CEO, Michael J. Sicard added: “We look forward to welcoming the talented professionals from Northwest Insurance Services to the USI family. By partnering together as ONE, we look forward to expanding our expertise throughout western Pennsylvania and western New York through the USI ONE Advantage®, an interactive knowledge platform that integrates proprietary analytics, networked resources and enterprise planning to deliver truly customized solutions with material financial impact to clients.” Subject to customary closing conditions, the transaction is expected to close early in the second quarter of 2021. Keefe, Bruyette & Woods, A Stifel Company issued a fairness opinion to Northwest Bank in the transaction, and Luse Gorman, PC, Washington, DC, served as legal counsel to Northwest Bank in the transaction. About Northwest Bancshares, Inc. Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 162 full-service community banking offices and eight free standing drive- thru facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.'s common stock is listed on the NASDAQ Global Select Market ("NWBI"). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed online at www.northwest.com. About USI USI is one of the largest insurance brokerage and consulting firms in the world, delivering property and casualty, employee benefits, personal risk, program and retirement solutions to large risk management clients, middle market companies, smaller firms and individuals. Headquartered in Valhalla, New York, USI connects over 8,000 industry-leading professionals from approximately 200 offices to serve clients’ local, national and international needs. USI has become a premier insurance brokerage and consulting firm by leveraging the USI ONE Advantage®, an interactive platform that integrates proprietary and innovative client solutions, networked local resources and enterprise-wide collaboration to deliver customized results with positive, bottom line impact. USI attracts best-in-class industry talent with a long history of deep and continuing investment in our local communities. For more information, visit www.usi.com or follow us on LinkedIn, Facebook or Twitter. ###